EXHIBIT 23.2

                              Horizon Law Group LLP
                           1920 Main Street, Suite 210
                                Irvine, CA 92614
                                 (949) 261-2500

February 14, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Tidelands Oil & Gas Corporation - Form S-8

Dear Sir/Madame:

     We have acted as counsel to Tidelands Oil & Gas Corporation, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 35,000,000 shares of its common stock ("Shares"), which are issuable pursuant to the Company's 2007 Non-Qualified Stock Grant and Option Plan. We hereby consent to all references to the firm included in this Registration Statement, including the opinion of legality.


                                                      Sincerely,

                                                      /s/ Horizon Law Group LLP

                                                      Horizon Law Group LLP